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         CONNECTICUT MUTUAL INVESTMENT ACCOUNTS, INC.

                    ARTICLES SUPPLEMENTARY

     Connecticut Mutual Investment Accounts, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's Articles of Incorporation, the Board of Directors has duly divided and re-classified three billion (3,000,000,000) shares of the authorized and unissued shares of the Connecticut Mutual Investment Accounts, Inc. into the following new and existing classes and has provided for the issuance of such classes:

CLASS                                              NUMBER OF
                                                    SHARES
Liquid Account                                     600,000,000
Government Securities Account                      200,000,000
Income Account                                     200,000,000
Total Return Account                               200,000,000
Growth Account                                     200,000,000
CMIA National Municipals Account                   200,000,000
CMIA California Municipals Account                 200,000,000
CMIA Massachusetts Municipals Account              200,000,000
CMIA New York Municipals Account                   200,000,000
CMIA Ohio Municipals Account                       200,000,000
CMIA LifeSpan Capital Appreciation
    Account                                        200,000,000
CMIA LifeSpan Balanced Account                     200,000,000
CMIA LifeSpan Diversified Income
    Account                                        200,000,000

SECOND: The terms of the Common Stock in each such classes are as set forth in Article IV of the Company's Articles of Incorporation.

IN WITNESS WHEREOF, Connecticut Mutual Investment Accounts,
Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this May 8, 1995

WITNESS:                                    CONNECTICUT MUTUAL
                                            INVESTMENT ACCOUNTS, INC.



/S/ ANN F. LOMELI                             By: /S/ DONALD H. POND
Ann F. Lomeli                                       Donald H. Pond
Secretary                                                President


     THE UNDERSIGNED, President of Connecticut Mutual
Investment Accounts, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles


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Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and fact set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/S/ DONALD H. POND
Donald H. Pond
President